Exhibit 10.225

VALENS U.S. SPV I, LLC

c/o Valens Capital Management, LLC

335 Madison Avenue

New York, New York 10017

December 10, 2007

Biovest International, Inc.

377 Plantation Street Worcester, MA 01605

Attention: Chief Financial Officer

Gentlemen:

Reference is made to the Royalty Agreement dated as of December 10, 2007 (the “Royalty Agreement”), by and between Biovest International, Inc. (the “Company”) and Valens U.S. SPV I, LLC (“Valens US”). Capitalized terms used herein that are not defined shall have the meaning given to them in the Royalty Agreement.

Valens US and the Company desire to amend the royalty percentage set forth in the Royalty Agreement on the terms and conditions set forth below.

In consideration of Valens US’ agreement to continue to provide financial accommodations to the Company and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that: Section 4.1 of the Royalty Agreement is hereby amended by replacing the phrase “two and eighty-eight one hundredths (2.88%) percent” with the phrase “four and four one-hundredths percent (4.04%)” in the first sentence thereof.

Except as specifically amended herein, the Royalty Agreement shall remain in full force and effect, and is hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Valens US, nor constitute a waiver of any provision of the Royalty Agreement.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

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This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name: Patrick Regan Title: Authorized Signatory

CONSENTED AND AGREED TO:

BIOVEST INTERNATIONAL, INC.

By:	/s/Steven Arikian
Name: Steven Arikian, M.D. Title: Chairman & CEO